                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No. )
            Filed by the Registrant                                   [X]
            Filed by a Party other than the Registrant                [ ]

                           Check the appropriate box:

            [ ] Preliminary Proxy Statement
            [ ] Confidential, for Use of the Commission only (as
                permitted by Rule 14a-6(e)(2))
            [X] Definitive Proxy Statement
            [ ] Definitive Additional Materials
            [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or
                ss.240.14a-12

                            FIELDWORKS, INCORPORATED
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                  --------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     -------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3)  Filing Party:

     -------------------------------------------------------------------------
     (4)  Date Filed:

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

                                                   [LOGO OF FIELDWORKS, INC.]

April 8, 1998


Dear FieldWorks Shareholder,

         You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Holiday Inn, Minneapolis West, 9970 Wayzata Boulevard, St. Louis Park, Minnesota, on Wednesday, May 20, 1998 at 3:00 p.m.

         The Notice of Annual Meeting and the Proxy Statement which follow describe the matters on which action will be taken. During the meeting we will also review the activities of the past year and items of general interest about the Company.

         In addition to electing five members of the Board of Directors, you are being asked to approve an increase of 500,000 in the number of shares authorized for issuance under the 1994 Long Term Incentive and Stock Option Plan.

         Stock option grants, which are made under the 1994 Plan, constitute an important incentive for key technical and managerial positions of the Company. Option grants are a significant part of the Company's ability to attract, retain and motivate people whose skills and performance are critical to the Company's success. The proposed increase in the number of shares authorized under the plan is required due to recent additions to the Company's executive management team, coupled with 50% growth in the Company's total employee population from the end of 1996 to the end of 1997.

         I urge you to review the proxy materials carefully, to vote FOR the director nominees, and to vote FOR the proposal to authorize additional shares under the 1994 Long Term Incentive and Stock Option Plan.


Sincerely,


/s/ DAVID C. MALMBERG

David C. Malmberg
Chairman of the Board



7631 Anagram Drive
Eden Prairie, MN  55344
Phone: (612) 974-7000
Fax: (612) 974-7099

                            FIELDWORKS, INCORPORATED
                               7631 ANAGRAM DRIVE
                             EDEN PRAIRIE, MN 55344


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             WEDNESDAY, MAY 20, 1998
                                    3:00 P.M.

TO THE SHAREHOLDERS OF FIELDWORKS, INCORPORATED:

         Notice is hereby given that the Annual Meeting of Shareholders of FieldWorks, Incorporated (the "Company") will be held on Wednesday, May 20, 1998, at the Holiday Inn, Minneapolis West, 9970 Wayzata Blvd., St. Louis Park, Minnesota 55426 at 3:00 p.m., Minneapolis, Minnesota time, for the following purposes:

          1.        To elect five members of the Board of Directors.

          2. To approve an amendment to the 1994 Long Term Incentive and Stock Option Plan to increase the number of shares issuable thereunder from 1,500,000 to 2,000,000.

          3. To transact such other business as may properly come before the meeting.

         Only holders of record of the Company's Common Stock at the close of business on April 2, 1998 will be entitled to receive notice of and to vote at the meeting or any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

                              BY ORDER OF THE BOARD OF DIRECTORS


                              /s/ DAVID C. MALMBERG

                              David C. Malmberg
                              Chairman of the Board
Eden Prairie, Minnesota
April 8, 1998


                IMPORTANT - PLEASE MAIL YOUR PROXY CARD PROMPTLY

               IN ORDER THAT THERE MAY BE A PROPER REPRESENTATION
               AT THE MEETING, YOU ARE URGED, WHETHER YOU OWN ONE
              SHARE OR MANY, TO COMPLETE, SIGN AND MAIL YOUR PROXY.

                            FIELDWORKS, INCORPORATED
                               7631 ANAGRAM DRIVE
                             EDEN PRAIRIE, MN 55344


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                             Wednesday, May 20, 1998

          This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of FieldWorks, Incorporated (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, May 20, 1998, at 3:00 p.m. Minneapolis time, at the Holiday Inn, Minneapolis West, 9970 Wayzata Blvd., St. Louis Park, Minnesota, and any adjournments thereof (the "Annual Meeting"). Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company who will receive no additional compensation for their services may solicit proxies by telephone, facsimile, telegraph or in person. This Proxy Statement and form of proxy enclosed are being mailed to shareholders on or about April 8, 1998.

          Those shares of the Company's Common Stock, $.001 par value (the "Common Stock"), represented by proxies in the form solicited will be voted in the manner directed by the holder of such shares, and, if no direction is made, such shares will be voted for the election of the nominees for director named in this Proxy Statement and for the approval of the other proposals discussed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. If a broker returns a "nonvote" proxy, indicating a lack of authority to vote on such matter, then the shares covered by such nonvote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote with respect to such matter. Proxies may be revoked at any time before being exercised by delivery to the Secretary of the Company of a written notice of termination of the proxies' authority or a duly executed proxy bearing a later date.

          A copy of the Company's Annual Report for the fiscal year ended January 4, 1998 is being furnished to each shareholder with this Proxy Statement.

          Only the holders of the Common Stock whose names appeared of record on the Company's books at the close of business on April 2, 1998 will be entitled to vote at the Annual Meeting. At the close of business on such date, a total of 8,787,526 shares of such Common Stock were outstanding, each share being entitled to one vote.

ITEM 1--ELECTION OF DIRECTORS

NOMINEES

          The Company's Board of Directors currently has five members: Gary J. Beeman, Robert W. Heller, George E. Kline, David C. Malmberg and Robert C. Szymborski. Each director serves until such director's successor shall have been elected and shall qualify or until such director's earlier death, resignation, removal or disqualification. The Board of Directors has nominated all five current directors for reelection to the Board of Directors at the Annual Meeting.

          Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect Messrs. Beeman, Heller, Kline, Malmberg and Szymborski. If a shareholder of record returns a proxy withholding authority to vote the proxy with respect to any of the nominees, then the shares of the Common Stock covered by such proxy shall be deemed present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such nominee or nominees, but shall not be deemed to have been voted for such nominee or nominees. The election of each nominee requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares of Common Stock present at the Annual Meeting and entitled to vote for the election of directors or (2) 4,393,764 shares of Common Stock which represents a majority of the shares of Common Stock outstanding on the record date of April 2, 1998. Cumulative voting is not permitted in the election of directors. In the unlikely event that any of the nominees is not a candidate for election at the Annual Meeting, the persons named in the accompanying form of proxy will vote for such other person or persons as the Board of Directors may designate. The Board of Directors has no reason to believe that any nominee will not be a candidate for election.

          The following information is furnished with respect to each nominee and director as of March 23, 1998:

                                         PRINCIPAL OCCUPATION AND BUSINESS
        NAME         AGE                  EXPERIENCE FOR PAST FIVE YEARS
        ----         ---                 ---------------------------------
Gary J. Beeman        44      Mr. Beeman was a co-founder of the Company and has
                              served as its Vice Chairman of the Board of Directors since March 1998 and as its Treasurer and a member of the Board of Directors of the Company since the Company's inception in October
                              1992. He also served as the Company's Chairman of the Board of Directors until January 1997, as its President until April 1997 and as its Chief
                              Executive Officer until March 1998.

                                         PRINCIPAL OCCUPATION AND BUSINESS
        NAME         AGE                  EXPERIENCE FOR PAST FIVE YEARS
        ----         ---                 ---------------------------------
Robert W. Heller      52      Mr. Heller has served as a director of the Company
                              since January 1997. He is the President and Chief
                              Executive Officer of MiTech Research &
                              Development, Inc., a company involved in environmental cleanup using bioremediation technology, and also works as a consultant to growing companies regarding strategic, operational and international issues. From 1977 to 1996, Mr.
                              Heller held a variety of positions, including most recently Chief Executive Officer, at Advance
                              Circuits, Inc., a fabricator of printed circuit boards that was acquired by Johnson Matthey Public
                              Limited Company in 1995. Mr. Heller is also a member of the boards of directors of Reuter
                              Manufacturing, Inc. and Capri, Inc.

George E. Kline       62      Mr. Kline has served as a director of the Company
                              since February 1994. He has been President of Venture Management, a financial consulting services corporation, since 1966. Mr. Kline has also served as the General Partner of Brightstone
                              Capital, Ltd., a venture fund, since 1985 and has been a private investor and financial consultant for over five years. He is also a member of the boards of directors of Applied Biometrics, Inc., Health Fitness Physical Therapy, Inc., Rimage
                              Corporation, CyberOptics Corporation and Nutrition
                              Medical, Inc.

David C. Malmberg     55      Mr. Malmberg has served as Chairman of the Board
                              of Directors since January 1997 and as a director of the Company since October 1996. Since 1994, Mr.
                              Malmberg has been the President of David C.
                              Malmberg, Inc., a consulting and investment management firm. Prior to that time, he served in various capacities with National Computer Systems
                              Inc., a global data collection services and systems company, most recently serving as President from 1978 through 1993 and serving as Vice Chairman from January 1993 through April
                              1994. Mr. Malmberg is the Chairman of the Board of National City Bank in Minneapolis and serves on the boards of directors of Three Five Systems, Inc. and PPT/Vision, Inc.

Robert C. Szymborski  49      Mr. Szymborski was a co-founder of the Company and
                              has served as Executive Vice President, Chief
                              Technical Officer and Secretary and a member of the Board of Directors since the Company's inception in October 1992.

MEETINGS

         During the fiscal year ended January 4, 1998, the Board of Directors of the Company held ten meetings. All incumbent directors attended at least 75% of the meetings of the Board, and all incumbent directors attended at least 75% of those meetings of the committees of which they were members.

COMMITTEES

         The Board of Directors of the Company has an audit committee which met two times and a compensation committee which met ten times during the fiscal year ended January 4, 1998. The audit committee reviews the Company's arrangements with its independent public accountants and the substance of the audits. The Company's compensation committee determines policy with respect to compensation to executive management, specifically reviews the performance and establishes the compensation to the Company's Chief Executive Officer, reviews compensation to directors, and administers the Company's stock-based employee benefit plans. Messrs. Kline and Malmberg served as members of both the Audit and the Compensation Committees during the full fiscal year ended January 4, 1998, and Mr. Heller was elected to both such committees in December 1997. The Company does not have a nominating or similar committee.

DIRECTOR COMPENSATION

         The Company does not at present pay any cash directors' fees. The Company may reimburse its outside directors for expenses actually incurred in attending meetings of the Board of Directors.

         Pursuant to the FieldWorks, Incorporated 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), each director who is not also an officer or employee of the Company automatically receives non-qualified options to purchase shares of Common Stock as follows: 25,000 shares (each an "Initial Grant") at the time of election to the Board of Directors, and 10,000 shares (each an "Annual Grant") at each re-election. All such options have an exercise price equal to the fair market value of a share of Common Stock on the day of grant and expire ten years after the date of grant. Initial Grants vest one third on the date of grant and one third on each of the first and second anniversaries of such date. Annual Grants vest six months from the date of grant. Other than the January 1997 Special Meeting of Shareholders at which the Directors' Plan was approved, no shareholders' meeting was held during the fiscal year ended January 4, 1998. As a result, Annual Grants were granted May 22, 1997, the one-year anniversary date of the prior grants.

         In connection with an agreement relating to consulting services to be provided by Mr. Malmberg, as of January 21, 1997, the Company granted Mr. Malmberg an option to purchase 100,000 shares of Common Stock under the Company's 1994 Long-Term Incentive and Stock Option Plan (the "1994 Stock Option Plan"). This option, which has a per share exercise price of $6.50 and expires ten years from the date of grant, vested as to 25% on the date of grant and will vest in full on January 20, 2007, subject to accelerated vesting in cumulative 25% increments upon the satisfaction of certain specified management and performance goals. In addition, pursuant to an agreement with Mr. Malmberg, the Company paid him an aggregate of $30,000 for such consulting services during the fiscal year ended January 4, 1998.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS ELECT THE NOMINEES NAMED HEREIN AS DIRECTORS OF THE COMPANY AS DESCRIBED ABOVE. THE PERSONS NAMED IN THE ACCOMPANYING PROXY INTEND TO VOTE THE PROXIES HELD BY THEM IN FAVOR OF SUCH NOMINEES, UNLESS OTHERWISE DIRECTED. IF NO INSTRUCTION IS GIVEN, THE ACCOMPANYING PROXY WILL BE VOTED FOR SUCH ELECTION. THE AFFIRMATIVE VOTE OF THE GREATER OF (1) A MAJORITY OF THE VOTING POWER OF THE SHARES OF COMMON STOCK PRESENT AT THE ANNUAL MEETING AND ENTITLED TO VOTE FOR THE ELECTION OF DIRECTORS OR (2) 4,393,764 SHARES OF COMMON STOCK IS REQUIRED FOR THE ELECTION OF EACH DIRECTOR.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. In this regard, the role of the Compensation Committee, which is comprised entirely of outside, non-employee directors, is to review and approve salaries and other compensation of the executive officers of the Company on behalf of the Board of Directors and the shareholders. The Committee also oversees the 1994 Long Term Incentive and Stock Option Plan and the Company's other incentive compensation programs.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Company is committed to attracting, hiring, motivating and retaining an experienced management team that can successfully develop, manufacture and market the Company's products and services. The Compensation Committee aligns its compensation plan for executive management to the attainment of Company-wide and individual performance objectives. The Committee annually reviews and evaluates the Company's corporate performance, compensation levels and equity ownership of its executive officers. The Committee strives to establish competitive levels of compensation that are consistent with the Company's annual and long-term performance goals, that are appropriate for each officer's scope of responsibility, that recognize individual achievements and that will attract and retain the highest-quality personnel possible. The Committee also strives to provide an incentive to such executives to focus on the Company's strategic goals by aligning their financial interests closely with shareholder interests.

         Since several key members were added to the Company's management team during 1997, it was difficult to select objective criteria by which to measure individual and Company performance. As a result, the Committee's efforts to tie compensation to performance involved a subjective element and took into account the officer's performance during the year based on qualitative standards and the achievement of non-financial goals. In the future, the Committee intends to place more emphasis on objective factors in determining executive compensation. The Committee also intends to implement a bonus program that will be tied to specific financial goals.

         The Company's compensation program has three primary components: base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options. The ultimate composition of executive compensation reflects the Company's goals of attracting and retaining highly-qualified personnel and supporting a performance-oriented environment that rewards both corporate and personal long-term performance. In general, stock option grants are used to enhance the competitiveness of compensation packages, to reward exceptional performance and provide incentive for reaching performance goals. The Compensation Committee believes that the use of stock options is important to align the interests of the officers with the interests of the shareholders.

BASE SALARY

         Annual base salaries are established as a result of the Committee's analysis of each executive officer's individual performance during the year, the overall performance of the Company during that year and market comparisons. The Committee also believes that executive salaries must be competitive to attract and retain key individuals. In this regard, salaries for officers are based on experience level and are intended to be competitive with salaries paid to executives in similar positions at other early stage, computer industry companies. By augmenting base salary with equity-based compensation, the Company seeks to attract and retain quality management personnel.

CASH INCENTIVE COMPENSATION

         The Compensation Committee establishes an executive bonus plan annually. The bonus plan assigns to each executive, based upon the Committee's determination of the size of bonus appropriate for the position held by the executive, a bonus target based upon the attainment of specific objectives. In 1997, the bonus plan was largely subjective due to the partial year employment for many of the executives.

STOCK INCENTIVE COMPENSATION

         The Committee believes that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests. Stock options are granted to executives at the time of hire. In determining the number of shares subject to stock option grants, the Committee takes into consideration the job responsibilities, experience and contributions of the individual, as well as recommendations of the President, and determines an appropriate amount. The stock options give the holder the right to purchase shares of the Common Stock over a five year period. All of the grants made during fiscal 1997 were made at option prices equal to the fair market value of the Common Stock on the dates of grant. Therefore, the stock options have value only if the stock price appreciates from the value on the date the options were granted. This design is intended to focus executives on the enhancement of long-term shareholder value and to encourage equity ownership in the Company. Options are also subject to vesting provisions designed to encourage executives to remain employed by the Company. Additional options may be granted from time to time based on individual performance, increased job responsibilities and the prior level of grants.


CEO COMPENSATION

         The determination of the Chief Executive Officer's salary, bonus and grants of stock options followed the policies set forth above for all executives' compensation. Mr. Beeman's compensation for 1997 is shown in the Summary Compensation Table below. During 1997, Mr. Beeman's base salary rate was unchanged from 1996. The increase in salary actually paid is due to one additional pay period during 1997. In April 1997, the Compensation Committee, desiring to recognize Mr. Beeman's contributions to the Company in completing the Company's initial public offering, awarded him a $25,000 bonus. This bonus reflected the Committee's judgment as to Mr. Beeman's individual performance and the overall performance of the Company in connection with the completion of the Company's initial public offering.


                                            Robert W. Heller
                                            George E. Kline
                                            David C. Malmberg




SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and noncash compensation for the last three fiscal years awarded to or earned by Gary J. Beeman, Chief Executive Officer of the Company during fiscal 1997 and the two highest paid executive officers of the Company whose salary and bonus earned in the fiscal year ended January 4, 1998 exceeded $100,000 for services rendered (the "Named Executive Officers").

                                    ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                          --------------------------------------                --------------------------
     NAME                                                            OTHER                        ALL
      AND                                                            ANNUAL                      OTHER
   PRINCIPAL              FISCAL                                     COMPEN-                    COMPEN-
   POSITION                YEAR           SALARY         BONUS       SATION(1)     OPTIONS      SATION(2)
   -------------------------------------------------------------------------------------------------------
Gary J. Beeman,              1997        $145,385      $25,142      $5,850              --        $185
Chief Executive Officer      1996         140,000       17,500       5,400          50,000         185
                             1995         131,846        1,732       5,400              --         185

Ronald E. Lewis              1997(3)       96,923       50,142(4)    3,600         250,000         120
President

Robert C. Szymborski         1997         145,385       25,142       5,850              --         185
Executive Vice President,    1996         140,000       17,500       5,400          50,000         185
Chief Technical Officer      1995         131,846        1,732       5,400              --         185


(1)       Represents payment of automobile allowance.

(2) Represents premiums paid by the Company on life insurance policies for the benefit of the respective executive officer.

(3)       Mr. Lewis joined the Company as President in April 1997.

(4)       Includes $50,000 bonus paid in 1998 for 1997 performance

STOCK OPTIONS

     The following table sets forth information with respect to options granted to the Named Executive Officers in the fiscal year ended January 4, 1998:

OPTION GRANTS IN FISCAL YEAR 1997

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                                                                                      ANNUAL
                                                                               RATES OF STOCK PRICE
                                    % OF TOTAL                                   APPRECIATION FOR
                        OPTIONS   OPTIONS GRANTED   EXERCISE                       OPTION TERM (1)
                        GRANTED    TO EMPLOYEES    PRICE PER   EXPIRATION     ----------------------
       NAME               (#)         IN 1997        ($/SH)       DATE          5%($)          10%($)
       ----             -------    --------------   ---------  -----------     -------        -------
Gary J. Beeman              --             --            --          --             --             --
Ronald E. Lewis        150,000(2)        33.3%        $5.25     4/21/07       $495,255     $1,255,072
                       100,000(3)        22.2%         5.25     4/21/07        330,170        836,715
Robert C. Szymborski        --             --            --          --             --             --

(1) The amounts in these columns represent the realizable value of the subject options at the expiration date, without discounting to present value, assuming appreciation in the market value of the Company's common stock from the market price on the date of grant at the rates indicated. The 5% and 10% rates are based on rules of the Securities and Exchange Commission (the "SEC") and do not represent the Company's estimate or projection of the Company's future stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

(2) These options will vest and become exercisable one-third on the first anniversary of the date of grant, two-thirds on the second anniversary of the date of grant and become fully exercisable on the third anniversary of the date of grant.

(3) These options will vest in full on October 21, 2006, subject to accelerated vesting in cumulative 25% increments upon the satisfaction of certain specified management and performance goals.

         The following table sets forth information with respect to the exercise of options and the value of options held by the Named Executive Officers as of January 4, 1998:

AGGREGATED FISCAL YEAR END OPTION VALUES

                                               NUMBER OF UNEXERCISED           VALUE OF UNEXERCISED
                     SHARES                   OPTIONS AT END OF 1997        IN-THE-MONEY OPTIONS (1)
                    ACQUIRED       VALUE     ----------------------------------------------------------
     NAME          ON EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
     ----          -----------    --------   -----------   -------------   -----------  --------------
  Gary J. Beeman         --           --       50,000              --            --
  Ronald E. Lewis        --           --           --         250,000            --            --
  Robert C. Szymborski   --           --       50,000              --            --            --

  (1) Represents the difference between the closing price of the Company's Common Stock as reported on the NASDAQ National Market on January 4, 1998 and the exercise price of the options. On January 4, 1998, the closing price of the Company's common stock was less than the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS

         Other than its 1994 Stock Option Plan, the Company does not maintain any long-term incentive plans.

         On September 18, 1997, the Company entered into an employment agreement with Ronald E. Lewis to render services as President. The term of the agreement is for one year, commencing April 21, 1997 (date employment began) and will automatically renew for successive one year periods unless either party objects. In connection with this agreement, the Company granted an option to purchase 150,000 shares of Common Stock at an exercise price of $5.25. This option has a term of ten years and vests 50,000 shares on each of the first, second and third anniversaries of the employment date. The Company also granted an option to purchase 100,000 shares of Common Stock at an exercise price of $5.25 and a term of ten years. This option vests in full on October 21, 2006, subject to accelerated vesting in cumulative 25% increments upon the satisfaction of certain specified management and performance goals. Base salary compensation under this agreement for the first year is $140,000. Salary for subsequent years will be determined by the Board of Directors. Mr. Lewis will be eligible to participate in any incentive compensation plans which may be established by the Board. Mr. Lewis has agreed to not divulge any confidential information or compete, directly or indirectly, with the Company for a period of two years after termination. Under this agreement, salary and benefit continuation upon termination would be for a period of six months.

         In connection with Mr. Lewis' appointment to Chief Executive Officer in March 1998, his base salary compensation was increased to $150,000. Also, salary and benefit continuation upon change of control would be for a period of twelve months.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          Mr. George E. Kline has served as a member of the Compensation Committee of the Board of Directors since the establishment of the Compensation Committee in February 1995. Mr. David C. Malmberg has served as a member of the Compensation Committee since December 1996.

          Mr. Kline is a member of a limited liability company that is the general partner of certain venture capital limited partners (such limited liability company and limited partnerships, collectively called "Brightstone Entities," as more fully described in Note 7 to the table under "Security Ownership of Certain Beneficial Owners and Management"). As such, Mr. Kline may be deemed to share voting and investment of power for the shares held by the Brightstone Entities. Mr. Kline also disclaims beneficial ownership of certain shares of the Company's Common Stock owned of record by his wife. See "Security Ownership of Certain Beneficial Owners and Management."

  SHAREHOLDER RETURN

         The graph set forth below compares the cumulative total shareholder return on the Common Stock of the Company since March 20, 1997 (the first date of trading following the Company's initial public offering) with the cumulative total return on the NASDAQ National Market Index and the NASDAQ Computer Index. In each case, the cumulative return is calculated assuming an investment of $100 on March 20, 1997, and reinvestment of all dividends.

                                     [GRAPH]

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 23, 1998 information regarding the ownership of Common Stock by (i) each director/nominee, (ii) each Named Executive Officer, (iii) all directors and executive officers (including the Named Executive Officers) as a group, and (iv) any other shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

                                                    SHARES BENEFICIALLY OWNED
                                                    -------------------------
      NAME AND ADDRESS OF BENEFICIAL OWNER           NUMBER(1)       PERCENT
      ------------------------------------           -------         -------
Robert C. Szymborski (2).......................      832,916           9.4%
Gary J. Beeman (3).............................      748,152           8.5
George E. Kline (4)............................      261,500           3.0
David C. Malmberg (5)..........................       80,575             *
Robert W. Heller ( 6)..........................       51,675             *
Ronald E. Lewis (7)............................       50,000             *
Brightstone Entities (8) ......................      743,334           8.4
Network General Corporation (9)................      623,077           7.1
Mellon Bank Corporation (10)...................      570,000           6.5
All executive officers and directors as a .....    2,025,818          22.3
   group (7 persons)
---------------
*  Less than 1%.

(1) Beneficial ownership is determined in accordance with rules of the SEC, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 23, 1998, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company believes that the persons named in this table, based on information provided by such persons, have sole voting and investment power with respect to the shares of Common Stock indicated.

(2) Includes 50,000 shares of Common Stock issuable pursuant to currently exercisable options. Mr.Szymborski's address is 7631 Anagram Drive, Eden Prairie, MN 55344.

(3) Includes 50,000 shares of Common Stock issuable pursuant to currently exercisable options. Mr.Beeman's address is 7631 Anagram Drive, Eden Prairie, MN 55344.

(4) Includes 141,500 shares of Common Stock held of record by Venture Management, Inc., Profit Sharing Plan, of which Mr. Kline is the sole trustee; 60,000 shares of Common Stock issuable pursuant to currently exercisable options and warrants; and 60,000 shares of

          Common Stock held of record by Mr. Kline's wife, of which Mr.Kline disclaims beneficial ownership. Excludes an aggregate of 743,334 shares owned of record by, or issuable upon exercise of outstanding warrants to, the Brightstone Entities. The Brightstone Entities are a series of limited partnerships and one entity, a limited liability company, which is the general partner of each of the limited partnerships. Mr. Kline is a member of the limited liability company, and as such may be deemed to share voting and investment of power for the shares held by the Brightstone Entities, however, Mr. Kline disclaims beneficial ownership of all such shares except to the extent of his proportionate pecuniary interest in the Brightstone Entities.

(5) Includes 76,675 shares of Common Stock issuable pursuant to currently exercisable options.

(6) Includes 26,675 shares of Common Stock issuable pursuant to currently exercisable options.

(7) Includes 50,000 shares of Common Stock issuable pursuant to currently exercisable options.

(8) Includes 200,000 shares of Common Stock held of record by Brightstone IV Partners ("Brightstone IV"); 200,000 shares of Common Stock held of record by Brightstone Fund V Partnership ("Brightstone V"); 100,000 shares of Common Stock held of record by Brightstone Fund VI L.P. ("Brightstone VI"); 83,334 shares of Common Stock held of record by Brightside Fund Limited Partnership ("Brightside"); 50,000 shares of Common Stock held of record by Brightstone Fund VII L.P. ("Brightstone VII"); 30,000 shares of Common Stock issuable upon the exercise of warrants issued to Brightstone Capital Ltd., LLC ("Brightstone Capital"); 20,000 shares of Common Stock issuable upon the exercise of warrants issued to Brightstone Fund VII; 20,000 shares of Common Stock issuable upon the exercise of warrants issued to Brightbridge Fund I L.P. ("Brightbridge," and, together with Brightstone IV, Brightstone V, Brightstone VI, Brightstone VII, Brightbridge and Brightstone Capital, the "Brightstone Entities"); 15,000 shares of Common Stock issuable upon the exercise of warrants issued to Brightstone IV; 15,000 shares of Common Stock issuable upon exercise of warrants issued to Brightstone V; and 10,000 shares of Common Stock issuable upon the exercise of warrants issued to Brightstone VI. Brightstone IV, Brightstone V, Brightstone VI, Brightstone VII, Brightside and Brightbridge are all limited partnerships of which Brightstone Capital is the general partner; Brightstone Capital is a limited liability company of which Mr. Kline is a member. The address of the Brightstone Entities is 7200 Metro Boulevard, Edina, Minnesota 55439.

(9) Includes 46,154 shares of Common Stock issuable upon exercise of warrants. The address of Network General Corporation is 4200 Bohannon Drive, Menlo Park, California 94025.

(10) Based on Schedule 13G received by the Company which presents information as of January 20, 1998. The address provided in Schedule 13G is Mellon Bank Corporation, One Mellon Bank Center, Pittsburg, PA 15258.

      Under federal securities laws, the Company's directors and officers, and any beneficial owner of more than 10% of a class of equity securities of the Company, are required to report their ownership of the Company's equity securities and any changes in such ownership to the SEC and the securities exchange on which the equity securities are registered or traded. Specific due dates for these reports have been established by the SEC, and the Company is required to disclose in this Proxy Statement any delinquent filing of such reports and any failure to file such reports during the fiscal year ended January 4, 1998. Due to an error of counsel, Mr. Lewis was delinquent in filing his initial report of beneficial ownership on Form 3. With such exception and based on information contained in their Forms 3, 4 and 5, all directors, officers and beneficial holders of 10% of the Company's securities timely filed such reports during the fiscal year ended January 4, 1998.

CERTAIN TRANSACTIONS

      On July 15, 1996, Brightbridge loaned the Company $500,000 (the "July Note"). The July Note bore interest at 10% per year and was initially due on December 31, 1996; provided, that the July Note would become payable in full within thirty (30) days after the effective date of any registration statement relating to an initial public offering of the Company's equity securities. In connection with this loan, the Company issued warrants to Brightbridge (the "July Warrants") to purchase a number of shares determined in accordance with a formula contained in the July Warrants at an exercise price equal to 80% of the price to public of shares of the Company's common stock in the Company's first registration statement to be declared effective. As of August 2, 1996, the Company and Brightbridge amended the July Note to subordinate it to certain bank indebtedness of the Company and to extend its due date from December 31, 1996, to May 1, 1997. On October 15, 1996, the July Warrants were amended. As a result, the exercise price is $5.00 per share and the warrants are currently exercisable for 20,000 shares of Common Stock. On March 28, 1997, the Company repaid the principal amount of the July Note, together with interest of $31,525.

      On July 29, 1996 the Company sold 300,000 shares of Series A Convertible Preferred Stock (Preferred Stock) to Network General Corporation for $10.00 per share and issued warrants to purchase 24,000 shares of Common Stock at $10.00 per share. The number of shares to be issued upon conversion, the number of shares subject to the warrants and the exercise price of the warrants were all subject to adjustment in the event that the Initial Public Offering (IPO) price was less than $12.50 per share. The Preferred Stock was automatically converted to 576,923 shares of Common Stock at the IPO. As a result of the IPO price of $6.50, the number of warrants was adjusted to 46,154 with an exercise price of $5.20.

      In September 1996, Brightstone VI and Brightstone VII loaned the Company an aggregate of $750,000 (the "September Notes"). The September Notes bore interest at 12% per year and were initially due on the date 180 days from the date of each loan; provided, that the September Notes would become payable in full within thirty (30) days after the effective date of any registration statement relating to an initial public offering of the Company's equity securities. In connection with the September Notes, the Company issued to Brightstone VI, Brightstone VII and Brightstone Capital warrants (the "September Warrants") to purchase a number of shares determined in accordance with a formula contained in the September Warrants. The formula (other than the formula in the warrants issued to Brightstone Capital) depended on whether the September Notes were repaid before or after the date 90 days after the date of each such note, at an exercise price equal to 80% of the price per share received by the Company in its next sale of equity securities with gross proceeds of $2.5 million or more. As of October 15, 1996, the Company agreed with Brightstone VI and Brightstone VII to amend the September Notes and the September Warrants. Pursuant to these amendments, the final due date of each of such Notes was extended to May 1, 1997; provided, that all such Notes were payable in full within 30 days after the effective date of any registration statement relating to an initial public offering of the Company's equity securities; the exercise price under such Warrants was amended to $5.00 per share; and were exercisable for an aggregate of 45,000 shares of Common Stock. On March 28, 1997, the Company repaid the principal amount of the September Notes, together with interest of $40,407.

                                   ITEM NO. 2

                PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN,
                  AS AMENDED TO DATE (THE "PLAN"), TO INCREASE
                         THE NUMBER OF SHARES SUBJECT TO
                      THE PLAN FROM 1,500,000 TO 2,000,000.


          The Board of Directors and the shareholders of the Company authorized and adopted the FieldWorks, Incorporated 1994 Long-Term Incentive and Stock Option Plan (as amended to date, the "Plan") in 1994. The Plan initially authorized the Company to grant options to purchase up to an aggregate of 720,000 shares of Common Stock. At the Annual Meeting held in May 1996, the Company's shareholders approved an amendment increasing the number of shares available under the Plan to 1,100,000 and at the Special meeting held in January 1997, the Company's shareholders approved an amendment increasing the number of shares available under the Plan to 1,500,000.

          The purpose of the Plan is to aid the Company in attracting and retaining personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum efforts for the success of the business and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards. Stock options are also a means of rewarding individuals without depleting the cash resources of the Company.

          As of March 23, 1998, the Company had granted options to purchase 1,440,374 shares of Common Stock under the Plan. Therefore, under the terms of the Plan as amended in January 1997, the Company would be able in the future to grant options to purchase no more than 59,626 additional shares of Common Stock. The Company's management believes that it is important for the growth and general prosperity of the Company that the Company be able to grant a greater number of options to its employees and other service providers. As a result, on March 18, 1998, the Board of Directors authorized an increase in the number of shares of Common Stock that may be granted under the Plan from 1,500,000 shares to 2,000,000, subject to shareholder approval of such amendment. The closing price of a share of Common Stock as reported by the NASDAQ National Market on March 23, 1998 was $3.50; based on such price the aggregate market value of the additional shares which may be issued under the Plan pursuant to the proposed amendment was $1,750,000.

          Item No. 2 approves the action of the Board of Directors in amending the Plan to increase the number of shares of Common Stock as to which options may be granted under the Plan. If not approved, the aggregate number of shares of Common Stock available under the Plan will remain 1,500,000.

          The following is a summary of the Plan that is qualified in its entirety by reference to the actual text of the Plan, which will be made available to any shareholder upon request.

          The Plan is administered by the Compensation Committee (the "Committee"), the members of which are appointed by and serve at the pleasure of the Board of Directors. The Plan allows the Board of Directors or the Committee to make awards of stock options to full or part-time employees, non-employee directors, consultants or independent contractors to the Company or one of its subsidiaries or affiliates. The types of awards are more fully described below.

          The aggregate number of shares available for awards, the price of stock options and the number of shares of outstanding awards will be adjusted in the event of changes in the Company's capitalization, including a stock dividend, stock split, or recapitalization.

          Stock options granted under the Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Code or options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). Awards granted under the Plan may be Stock Appreciation Rights ("SARs"), restricted stock awards or performance awards. The Committee sets option exercise prices and terms, provided that the option price for Incentive Stock Options shall not be less than 100% of the fair market value of the shares of Common Stock subject to the Incentive Stock Option at the date of grant.

          The grant of an option is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and the Company will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a Nonqualified Stock Option, the optionee must recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and the Company will be entitled at that time to a tax deduction for the same amount. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend upon how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a Nonqualified Stock Option. Generally, there will be no tax consequence to the Company in connection with disposition of shares acquired under an option, except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Code have been satisfied.

          Under the Plan, the Committee may permit participants receiving or exercising awards, subject to the discretion of the Committee and as specified by the Committee, to pay (i) by delivering certificates for shares of Common Stock already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares, or (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to the Code, or (iii) a combination of cash, the optionee's or grantee's promissory note and such shares. The optionee's or grantee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. In addition, in order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option, the committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value equal to such taxes.

      The Committee may grant "restoration" options, separately or together with another option, pursuant to which the optionee would be granted a new option when the payment of the exercise price of the option to which such "restoration" option relates is made by the delivery of shares of Common Stock owned by the optionee, which new option would be an option to purchase the number of shares not exceeding the sum of (i) the number of shares of Common Stock tendered as payment upon the exercise of the option to which such "restoration" option relates and (ii) the number of shares of Common Stock, if any, tendered as payment of the exercise of the option to which such "restoration" option relates. The Committee also has the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

BOARD OF DIRECTORS' RECOMMENDATION AND VOTE REQUIRED

      The Board of Directors unanimously recommends a vote FOR Item No. 2. Approval of the amendment to the Plan requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares of Common Stock present at the Annual Meeting and entitled to vote for the election of directors or (2) 4,393,764 shares of Common Stock.

          Proxies solicited by the Board of Directors will be voted FOR Item No.
2. unless shareholders specify otherwise on their proxy cards.

INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has served as the Company's independent public accountants since 1993 and has been selected to serve as the Company's independent public accountants for the fiscal year ending January 3, 1999. Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

GENERAL

      The Board of Directors of the Company does not know of any matters other than those described in this Proxy Statement which will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matters.

SHAREHOLDER PROPOSALS

      Any proposal by a shareholder to be presented at the annual meeting of shareholders held in 1999 must be received at the Company's principal executive offices, 7631 Anagram Drive, Eden Prairie, MN 55344 before December 9, 1998.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ DAVID C. MALMBERG


                                     David C. Malmberg, Chairman of the Board

Dated: April 8, 1998

                            FIELDWORKS, INCORPORATED
                            1994 LONG-TERM INCENTIVE
                                       AND
                                STOCK OPTION PLAN
                          (As proposed to be amended)


SECTION 1. PURPOSE OF PLAN.

          This Plan shall be known as the "FIELDWORKS, INCORPORATED 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN" and is hereinafter referred to as the "Plan". The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of Fieldworks, Incorporated, a Minnesota corporation (the "Company"), to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options and other long-term incentive awards as provided herein. Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), or options that do not qualify as Incentive Stock Options. Awards granted under this Plan shall be SARs, restricted stock or performance awards as hereinafter described.

SECTION 2. STOCK SUBJECT TO PLAN.

          Subject to the provisions of Section 16 hereof, the stock to be subject to options or other awards under the Plan shall be the Company's authorized common shares, par value $0.01 per share (the "Common Shares"). Such Common Shares may be either authorized but unissued shares, or issued shares which have been reacquired by the Company. Subject to adjustment as provided in
Section 16 hereof, the maximum number of shares on which options may be exercised or other awards issued under this Plan shall be 2,000,000 shares. If an option or award under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options or awards thereafter granted during the term of the Plan.

SECTION 3. ADMINISTRATION OF PLAN.

          (a) The Plan shall be administered by the Board of Directors of the Company or a committee thereof. The members of any such committee shall be appointed by and serve at the pleasure of the Board of Directors. (The group administering the Plan shall hereinafter be referred to as the "Committee".)

          (b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan: (i) to determine the purchase price of the Common Stock covered by each option or award, (ii) to determine the employees to whom and the time or times at which such options and awards shall be granted and the number of shares to be subject to each, (iii) to determine the form of payment to be made upon the exercise of an SAR or in connection with performance awards, either cash, Common Shares of the Company or a combination thereof, (iv) to determine the terms of exercise of each option and award, (v) to accelerate the time at which all or any part of an option or award may be exercised, (vi) to amend or modify the terms of any option or award with the consent of the optionee, (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option and award agreement under the Plan (which agreements need not be identical), including the designation of those options intended to be Incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 17 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive.

          (c) The Committee shall select one of its members as its Chair and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The grant of an option or award shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company following such grant. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

SECTION 4. ELIGIBILITY AND GRANT.

          (a) ELIGIBILITY. Incentive Stock Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations within the meaning of Section 424(f) of the Code (herein called "subsidiaries"). Full or part-time employees, directors who are not employees, consultants or independent contractors to the Company or one of its subsidiaries or affiliates shall be eligible to receive options which do not qualify as Incentive Stock Options and awards. In determining the persons to whom options and awards shall be granted and the number of shares subject to each, the Committee may take into account the nature of services rendered by the respective employees or consultants, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant.

          (b) GRANT OF ADDITIONAL OPTIONS. A person who has been granted an option or award under this Plan may be granted additional options or awards under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Common Shares with respect to which all Incentive Stock Options are exercisable for the first time by an employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of his or her employer corporation and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as options that do not qualify as Incentive Stock Options. Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

SECTION 5. PRICE.

          The option price for all Incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Shares at the date of grant of such option. The option price for options granted under the Plan that do not qualify as Incentive Stock Options and, if applicable, the price for all awards shall also be determined by the Committee. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Shares shall be as reasonably determined by the Committee. If on the date of grant of any option or award hereunder the Common Shares are not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

SECTION 6. TERM.

          Each option and award and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the option or award agreement. The Committee shall be under no duty to provide terms of like duration for options or awards granted under the Plan, but the term of an Incentive Stock Option may not extend more than ten (10) years from the date of grant of such option and the term of options granted under the Plan which do not qualify as Incentive Stock Options may not extend more than fifteen (15) years from the date of granting of such option.

SECTION 7. EXERCISE OF OPTION OR AWARD.

          (a) EXERCISABILITY. The Committee shall have full and complete authority to determine whether an option or award will be exercisable in full at any time or from time to time during the term thereof, or to provide for the exercise thereof in such installments, upon the occurrence of such events (such as termination of employment for any reason) and at such times during the term of the option as the Committee may determine and specify in the option or award agreement.

          (b) NO VIOLATION OF STATE OR FEDERAL LAWS. The exercise of any option or award granted hereunder shall only be effective at such time that the sale of Common Shares pursuant to such exercise will not violate any state or federal securities or other laws.

          (c) METHOD OF EXERCISE. An optionee or grantee electing to exercise an option or award shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall he made to the Company in cash (including bank check, certified check, personal check, or money order), or, at the discretion of the Committee and as specified by the Committee, (i) by delivering certificates for the Company's Common Shares already owned by the optionee or grantee having a fair market value as of the date of grant equal to the full purchase price of the shares, or (ii) by delivering the optionee's or grantee's promissory note, which shall provide for interest at a rate not less than the minimum rate required to avoid the imputation of income, original issue discount or a below-market-rate loan pursuant to Sections 483, 1274 or 7872 of the Code or any successor provisions thereto, or (iii) a combination of cash, the optionee's or grantee promissory note and such shares. The fair market value of such tendered shares shall be determined as provided in Section 5 herein. The optionee's or grantee's promissory note shall be a full recourse liability of the optionee and may, at the discretion of the Committee, be secured by a pledge of the shares being purchased. Until such person has been issued the shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such shares.

SECTION 8. RESTORATION OPTIONS.

          The Committee may grant "restoration" options, separately or together with another option, pursuant to which, subject to the terms and conditions established by the Committee and any applicable requirements of Rule 16b-3 promulgated under the Exchange Act or any other applicable law, the optionee would be granted a new option when the payment of the exercise price of the option to which such "restoration" option relates is made by the delivery of shares of the Company's Common Shares owned by the optionee, as described in this Section 8, which new option would be an option to purchase the number of shares not exceeding the sum of (a) the number of shares of the Company's Common Shares tendered as payment upon the exercise of the option to which such "restoration" option relates and (b) the number of shares of the Company's Common Shares, if any, tendered as payment of the amount to be withheld under applicable income tax laws in connection with the exercise of the option to which such "restoration" option relates, as described in Section 12 hereof. "Restoration" options may be granted with respect to options previously granted under this Plan or any prior stock option plan of the Company, and may be granted in connection with any option granted under this Plan at the time of such grant. The purchase price of the Common Shares under each such new option, and the other terms and conditions of such option, shall be determined by the Committee, consistent with the provisions of the Plan.

SECTION 9. STOCK APPRECIATION RIGHTS.

          (a) GRANT. At the time of grant of an option or award under the Plan (or at any other time), the Committee, in its discretion, may grant a Stock Appreciation Right ("SAR") evidenced by an agreement in such form as the Committee shall from time to time approve. Any such SAR may be subject to restrictions on the exercise thereof as may be set forth in the agreement representing such SAR, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

          (b) EXERCISE. An SAR shall be exercised by the delivery to the Company of a written notice which shall state that the holder thereof elects to exercise his or her SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests is to be paid in cash and what portion, if any, is to be paid in Common Shares of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash, in Common Shares of the Company, or any combination of cash and shares as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Shares on the date of exercise over the per share exercise price in respect of which the SAR was granted, multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in Section 5 herein.

SECTION 10. RESTRICTED STOCK AWARDS.

          Awards of Common Shares subject to forfeiture and transfer restrictions may be granted by the Committee. Any restricted stock award shall be evidenced by an agreement in such form as the Committee shall from time to time approve, which agreement shall comply with and be subject to the following terms and conditions and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan:

                    (a) GRANT OF RESTRICTED STOCK AWARDS. Each restricted stock award made under the Plan shall be for such number of Common Shares as shall be determined by the Committee and set forth in the agreement containing the terms of such restricted stock award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the shares covered by the restricted stock award. The agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Common Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding restricted stock awards.

                    (b) DELIVERY OF COMMON SHARES AND RESTRICTIONS. At the time of a restricted stock award, a certificate representing the number of Common shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Common Shares, including the right to receive dividends and the right to vote such shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the restricted stock agreement with respect to such Common Shares; (ii) none of the Common Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee, all of the Common Shares shall be forfeited and all rights of the grantee to such Common Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Common Shares were granted and unless any other restrictive conditions relating to the restricted stock award are met. Any Common Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Common Shares subject to restricted stock awards shall be subject to the same restrictions, terms and conditions as such restricted Common Shares.

                    (c) TERMINATION OF RESTRICTIONS. At the end of the restricted period and provided that any other restrictive conditions of the restricted stock award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the agreement relating to the restricted stock award or in the Plan shall lapse as to the restricted Common Shares subject thereto, and a stock certificate for the appropriate number of Common Shares, free of the restrictions and the restricted stock legend, shall be delivered to the grantee or his or her beneficiary or estate, as the case may be.

SECTION 11. PERFORMANCE AWARDS.

          The Committee is further authorized to grant performance awards. Subject to the terms of this Plan and any applicable award agreement, a performance award granted under the Plan (i) may be denominated or payable in cash, Common Shares (including, without limitation, restricted stock), other securities, other awards, or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee, in its discretion, and payable to, or exercisable by, the holder of the Performance awards, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee, in its discretion, shall establish. Subject to the terms of this Plan and any applicable award agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance award granted, and the amount of any payment or transfer to be made by the grantee and by the Company under any Performance award shall be determined by the Committee.

SECTION 12. INCOME TAX WITHHOLDING AND TAX BONUSES.

          (a) WITHHOLDING OF TAXES. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of an optionee or grantee under the Plan, are withheld or collected from such optionee or grantee. In order to assist an optionee or grantee in paying all federal and state taxes to be withheld or collected upon exercise of an option or award which does not qualify as an Incentive Stock Option hereunder, the Committee, in its absolute discretion and subject to such additional terms and conditions as it may adopt, shall permit the optionee or grantee to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the shares otherwise to be delivered upon exercise of such option or award with a fair market value, determined in accordance with Section 5 herein, equal to such taxes or (ii) delivering to the Company Common Shares other than the shares issuable upon exercise of such option or award with a fair market value, determined in accordance with Section 5, equal to such taxes.

          (b) TAX BONUS. The Committee shall have the authority, at the time of grant of an option under the Plan or at any time thereafter, to approve tax bonuses to designated optionees or grantees to be paid upon their exercise of options or awards granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereafter.

SECTION 13. ADDITIONAL RESTRICTIONS.

          The Committee shall have full and complete authority to determine whether all or any part of the Common Shares of the Company acquired upon exercise of any of the options or awards granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the optionee's or grantee's rights with respect thereto, but any such restriction shall be contained in the agreement relating to such options or awards.

SECTION 14. TEN PERCENT SHAREHOLDER RULE.

          Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 424(d) of the Code) Common Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422(c)(5) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Shares of the Company determined as described herein, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

SECTION 15. NON-TRANSFERABILITY.

          No option or award granted under the Plan shall be transferable by an optionee or grantee, otherwise than by will or the laws of descent or distribution. Except as otherwise provided in an option or award agreement, during the lifetime of an optionee or grantee, the option shall be exercisable only by such optionee or grantee.

SECTION 16. DILUTION OR OTHER ADJUSTMENTS.

          If there shall be any change in the Common Shares through merger, consolidation, reorganization, recapitalization, dividend in the form of stock (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and awards shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and awards and the amount payable upon exercise of outstanding awards, in order to prevent dilution or enlargement of option or award rights.

SECTION 17. AMENDMENT OR DISCONTINUANCE OF PLAN.

          The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 16 no amendment of the Plan, however, shall without shareholder approval: (i) increase the maximum number of shares under the Plan as provided in Section 2 herein, (ii) decrease the minimum price provided in Section 5 herein, (iii) extend the maximum term under Section 6, or
(iv) modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option or award theretofore granted under the Plan without the consent of the holder of the option.

SECTION 18. TIME OF GRANTING.

          Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the shareholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option or award agreement), shall constitute the granting of an option or award hereunder.

SECTION 19. EFFECTIVE DATE AND TERMINATION OF PLAN.

          (a) The Plan was approved by the Board of Directors on March 23, 1994, and shall be approved by the shareholders of the Company within twelve (12) months thereof.

          (b) Unless the Plan shall have been discontinued as provided in
Section 16 hereof, the Plan shall terminate March 23, 2004. No option or award may be granted after such termination, but termination of the Plan shall not, without the consent of the optionee or grantee, alter or impair any rights or obligations under any option or award theretofore granted.

                            FIELDWORKS, INCORPORATED
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
  The undersigned hereby appoints David C. Malmberg and Karen L. Engebretson, and each of them, with full power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of FieldWorks, Incorporated to be held on May 20, 1998, and at all adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting:
1. ELECTION OF DIRECTORS.
 [_] FOR all nominees [_] WITHHOLD AUTHORITY to vote for all nominees
 (except as marked to the contrary below)
 TO WITHHOLD AUTHORITY TO VOTE FOR A SPECIFIC NOMINEE, PLACE A LINE THROUGH SUCH NOMINEE'S NAME BELOW:
      Gary J. Beeman      George E. Kline
                                             Robert C.
      Robert W. Heller    David C. Malmberg  Szymborski

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1994 LONG-TERM INCENTIVE AND STOCK OPTION PLAN (THE "PLAN") INCREASING THE NUMBER OF SHARES SUBJECT TO THE PLAN FROM 1,500,000 TO 2,000,000.

                         [_] FOR[_] AGAINST[_] ABSTAIN

3. TO VOTE WITH DISCRETIONARY AUTHORITY ON ANY OTHER BUSINESS AS MAY PROPERLY BE PRESENTED AT THE MEETING.
P
R
O
X
Y
  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTORS NAMED IN ITEM 1. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                           Dated: ____________, 1998

                                           ------------------------------------
                                                   Signature

                                           ------------------------------------
                                               Signature if held
                                                    jointly

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
      ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.